Exhibit 10.4

QUICKSILVER RESOURCES INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant:
Number of Restricted Stock Units:
Date of Grant:

1. Under the terms and conditions of the Quicksilver Resources Inc. 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Inc., a Delaware corporation (the “Company”), grants to the individual whose name is set forth above (the “Participant”) the number of Restricted Stock Units set forth above (the “Restricted Stock Units”). Terms not defined in this Agreement have the meanings set forth in the Plan.

2. The Restricted Stock Units will become vested in accordance with the schedule set forth below (provided that in no event will the Participant become entitled to acquire a fraction of a share of Common Stock):

No. of Vested Units	On and After
[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

Notwithstanding the vesting dates set forth above, in the event of a Change in Control while the Participant is employed by the Company or a Subsidiary or in the event that the Participant terminates employment with the Company and its Subsidiaries by reason of retirement at or after the age of 62 and completion of five years of service, disability (as determined by the Committee in good faith) or death, the nonvested Restricted Stock Units will immediately become 100% vested. If the Participant terminates employment with the Company and its Subsidiaries for any reason other than such retirement, disability or death, any nonvested Restricted Stock Units granted hereunder will be cancelled for no consideration immediately and be of no further force and effect.

Each Restricted Stock Unit will entitle the Participant to receive one share of Common Stock upon such Restricted Stock Unit becoming vested. Payment to the Participant will be made in the form of shares of Common Stock, and will be evidenced by book entry registration (or by a certificate registered in the name of the Participant) as soon as practicable following the date on which the Restricted Stock Units become vested.

3. The Participant will have none of the rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares and receive any dividends that may be paid thereon, until such time, if any, that the Participant has been determined to be a stockholder of record by the Company’s transfer agent or one or more certificates of shares of Common Stock are delivered to the Participant in settlement thereof. Further, nothing herein will confer upon Participant any right to remain in the employ of Company or a Subsidiary.

4. To the extent that the Company or Quicksilver Resources Canada Inc., an Alberta corporation (“QRCI”), as the case may be, is required to withhold any federal, state, provincial, local or foreign taxes, Canada/Quebec Pension Plan contributions or Employment Insurance premiums in connection with the issuance or vesting of any Restricted Stock Units or shares of Common Stock or other securities pursuant to this Agreement, and the amounts available to the Company or QRCI, as the case may be, for such withholding are insufficient, it will be a condition to the issuance or vesting of any Restricted Stock Units or shares of Common Stock, as the case may be, that the Participant will be liable to pay such taxes or make provisions that are satisfactory to the Company or QRCI, as the case may be, for the payment thereof. With respect to any withholding obligation of the Company, the Participant may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the shares of Common Stock that are issued or transferred to the Participant hereunder, and the shares of Common Stock so surrendered by the Participant will be credited against any such withholding obligation at the fair market value per share of Common Stock on the date of such surrender. With respect to any withholding obligation imposed on QRCI, pursuant to a power of attorney hereby granted by the Participant, QRCI is authorized without limitation to sell, on behalf of the Participant, all or a portion of the shares of Common Stock issued to the Participant pursuant to this Agreement to satisfy any such withholding obligation.

5. The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

6. The Participant shall forthwith and from time to time do all such acts and things and execute and deliver all such instruments, writings and assurances as may be necessary to carry out this Agreement in accordance with its true intent.

7. This Agreement will be binding and will inure to the benefit of the parties hereto and their successors, executors and administrators.

ACCEPTED:

Signature of Participant

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